Exhibit 99.1

TRUECAR ANNOUNCES STRATEGIC RESTRUCTURING AND LEADERSHIP TRANSITION

Restructuring Expected to Streamline Organization and Reduce Annualized Expenses by Over $20 Million

Jantoon Reigersman Appointed President and Chief Executive Officer

Michael Darrow to Depart from Company

June 14, 2023

SANTA MONICA, Calif., June 14, 2023 / PRNewswire/ -- TrueCar, Inc. (NASDAQ: TRUE) today announced a strategic restructuring to streamline the organization, including a workforce reduction impacting approximately 102 positions, or 24% of the Company’s headcount, and the appointment of Jantoon Reigersman as President and Chief Executive Officer. Mr. Reigersman succeeds Michael Darrow, who is departing TrueCar and vacating his position on the Board.

The restructuring is expected to result in non-recurring cash payments of approximately $7 million, primarily in the second and third quarters of 2023, and an annualized reduction in expenses exclusive of stock-based compensation of over $20 million. As of May 31, 2023, TrueCar had cash and cash equivalents of approximately $146.5 million. Although management expects that in the near term this aggregate cash balance could drop below $125 million, it continues to anticipate breakeven or positive Adjusted EBITDA1 and double-digit year-over-year revenue growth in the fourth quarter of 2023.

“The restructuring announced today better aligns our cost structure with our revenue base and is designed to make TrueCar a nimbler, more efficient company,” said Barbara Carbone, incoming Chair of the Board. “We made this difficult decision after an extensive review and believe that it is necessary to enable TrueCar to achieve its strategic priorities and create long-term shareholder value.”

“As part of the reorganization, the Board has appointed Jantoon Reigersman as TrueCar’s new President and Chief Executive Officer. Jantoon has been with us for over two years, first as our Chief Financial Officer and more recently as our Chief Operating Officer, during which time he has worked tirelessly to ensure TrueCar’s success and improve its financial condition. The Board is confident that he is well suited to successfully navigate a challenging macroeconomic environment while positioning the Company for profitable growth. He has a clear vision for TrueCar’s future and I and the rest of the Board look forward to working together with him to execute on it.”

Ms. Carbone continued, “On behalf of the Board of Directors, I thank Mike Darrow for his steadfast leadership and many contributions to TrueCar, including leading us since 2019 through unprecedented challenges for our Company and industry. We are grateful to him for his passion and dedication to TrueCar over more than six years of service and wish him all the best.”

Mr. Darrow said, “Leading this great company for the last four years has been a tremendous honor. Through it all, TrueCar has remained guided by its north star, building the industry’s most personalized and efficient auto shopping experience and bringing more of the process online. I am proud of the groundwork that has been laid as the Company’s transformation is underway. Furthermore, we have established a strong leadership team to take the Company to the next chapter. I wish Jantoon and the rest of the leadership team the best of luck in writing that chapter.”

1 Adjusted EBITDA is a non-GAAP financial measure. Refer to its definition set forth below. We are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net loss, the most comparable financial measure calculated and presented in accordance with GAAP, without unreasonable effort because of the uncertainty and potential variability in amount and timing of stock-based compensation, lease exit costs and impairment of right-of-use assets, which are reconciling items between GAAP net loss and Adjusted EBITDA and could significantly impact GAAP results.

Mr. Reigersman said, “I am honored to be named TrueCar’s CEO and I want to thank Mike for his partnership during our time together. I am grateful for the opportunity to lead this extraordinary organization into the future. I am confident that our strong balance sheet and talented colleagues position us well to execute effectively on our priorities and create significant shareholder value.”

About Jantoon Reigersman

Jantoon Reigersman recently served as TrueCar’s Chief Operating Officer since March 2022. From January 2021 to February 2023, he also served as our Chief Financial Officer. Before joining TrueCar, he served from December 2017 to May 2020 as the Chief Financial Officer of Leaf Group, Ltd., a diversified Internet, media and e-commerce company, and from January 2014 until joining Leaf, he served as Chief Financial officer of Ogin, Inc., a clean technology company. Before then, he was in the Special Situations Group at Goldman Sachs and in M&A investment banking at Morgan Stanley.

Mr. Reigersman holds an M.S. and a B.S. in International Business Administration from the Rotterdam School of Management at Erasmus University, a CEMS Masters in International Management from Rotterdam School of Management and the École des Hautes Études Commerciales de Paris and is a graduate of the General Management Program at the Harvard Business School.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the amount and timing of non-recurring expenses related to the restructuring, the annualized expense reductions we expect to realize from the restructuring and our expectations regarding our future cash balances and future financial performance. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC. Moreover, we operate in a very competitive and rapidly-changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measure

This press release includes the non-GAAP financial measure we refer to as Adjusted EBITDA. We defined Adjusted EBITDA as net income (loss) adjusted to exclude interest income, depreciation and amortization, stock-based compensation, gain (loss) from equity method investment including impairment charges, changes in the fair value of contingent consideration liability, goodwill impairment charges, other income, lease exit costs, impairment of ROU assets, transaction costs and income taxes. Adjusted EBITDA should not be considered as an alternative to GAAP net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

About TrueCar

TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including AARP, Sam’s Club, Navy Federal Credit Union and American Express.

For more information, please visit www.truecar.com, and follow us on LinkedIn, Facebook or Twitter.

Source: TrueCar.com

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